Exhibit 5

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Class B Common Stock of Strive, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit thereto. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 17th day of November, 2025.

VIVEK RAMASWAMY

By:	/s/ Vivek Ramaswamy

RAMASWAMY 2021 IRREVOCABLE TRUST

By:	/s/ Brandon Guillemin
Name:	Brandon Guillemin
Title:	Trust Officer of Rockefeller Trust Company of Delaware

MATTHEW COLE

By:	/s/ Matthew Cole

LOGAN BEIRNE

By:	/s/ Logan Beirne

2025-10 INVESTMENTS LLC

By:	/s/ Benjamin Pham
Name:	Benjamin Pham
Title:	Authorized Signatory

BENJAMIN PHAM

By:	/s/ Benjamin Pham

LT&C LLC

By:	/s/ Anastasia Cole
Name:	Anastasia Cole
Title:	Authorized Signatory

VIRTUOUS INDUSTRIES LLC

By:	/s/ Vivek Ramaswamy
Name:	Vivek Ramaswamy
Title:	Authorized Signatory

LIBERTY PIER FOUNDATION

By:	/s/ Anastasia Cole
Name:	Anastasia Cole
Title:	Authorized Signatory